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                                                                   Exhibit 10.13

                                  MINDPLAY LLC

                       LIMITED LIABILITY COMPANY AGREEMENT

                            Dated as of July 1, 2000

                                     between

                                   ARL, INC.,

                             ELDORADO RESORTS, LLC,

                                       and

                            CERTAIN NAMED INDIVIDUALS
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                                TABLE OF CONTENTS

                                                                          Page

                                    Article I
                                   DEFINITIONS

1.1.  Definitions............................................................1

                                   Article II
                            ORGANIZATION AND PURPOSE

2.1.  Organization...........................................................1
2.2.  Name of the Company....................................................1
2.3.  Purpose................................................................1
2.4.  Term...................................................................1
2.5.  Principal Office.......................................................2
2.6.  Registered Agent.......................................................2
2.7.  Members................................................................2

                                   Article III
                         UNITS AND CAPITAL CONTRIBUTIONS

3.1.  Membership Interests in Form of Units; Types of Units; Authorized
      Units..................................................................2
      3.1.1.  Class A Units..................................................2
      3.1.2.  Class B Units..................................................2
      3.1.3.  Class C Units..................................................2
3.2.  Issuance of Units......................................................2
3.3.  Initial Issuance of Class A Units......................................3
3.4.  Initial Issuance of Class B Units......................................3
3.5.  Initial Issuance of Class C Units......................................3
3.6.  Option to Eldorado and Designated Class C Members to Purchase
      Additional Units.......................................................4
3.7.  Representations and Warranties by Eldorado and Designated Class
      C Members..............................................................5
      3.7.1.  Accredited Investors...........................................5
      3.7.2.  Investment Intent..............................................5
      3.7.3.  Adequacy of Information........................................5
3.8.  No Preemptive Rights...................................................5
3.9.  No Additional Capital Contributions....................................6
3.10. No Interest on Capital Contributions...................................6
3.11. Return of Capital Contributions........................................6
3.12. Capital Accounts.......................................................6
3.13. Loans..................................................................6
3.14. Use of Proceeds of Issuances of Class B Units and Class C Units........6

                                   Article IV
                          ALLOCATIONS AND DISTRIBUTIONS

4.1.  Allocation of Profit or Loss...........................................6
4.2.  Regulatory Allocations.................................................6
      4.2.1.  Qualified Income Offset........................................6
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      4.2.2.  Minimum Gain...................................................6
              4.2.2.1.  Minimum Gain Chargeback..............................6
              4.2.2.2.  Member Minimum Gain Chargeback.......................7
      4.2.3.  Nonrecourse Deductions.........................................7
      4.2.4.  Member Nonrecourse Deductions..................................7
      4.2.5.  Curative Allocation............................................7
      4.2.6.  Overriding Allocation..........................................7
4.3.  Tax Allocations........................................................8
      4.3.1.  Tax Allocations Follow Book Allocations........................8
      4.3.2.  Contributed Property and Book-ups..............................8
      4.3.3.  Election under Section 754 of the Code.........................8
      4.3.4.  Guaranteed Payments............................................8
      4.3.5.  Recapture......................................................8
      4.3.6.  Withholding....................................................9
      4.3.7.  Other Allocations..............................................9
4.4.  Nonliquidating Cash Distributions......................................9
4.5.  Liquidation and Dissolution............................................9
4.6.  General................................................................9

                                    Article V
                                   MANAGEMENT

5.1.  Management............................................................10
5.2.  Meetings of and Voting By Members.....................................13
      5.2.1.  Place of Meetings.............................................13
      5.2.2.  Annual Meeting................................................13
      5.2.3.  Special Meetings..............................................13
      5.2.4.  Notice of Meetings............................................13
      5.2.5.  Waiver of Notice..............................................13
      5.2.6.  Voting........................................................13
      5.2.7.  Action by Written Consent.....................................14
      5.2.8.  Proxies.......................................................14
      5.2.9.  Conference Telephone Meetings.................................14
5.3.  Officers..............................................................14

                                   Article VI
        LIMITATION OF LIABILITY; INDEPENDENT ACTIVITIES; INDEMNIFICATION

6.1.  Limitation of Liability...............................................14
6.2.  Independent Activities................................................15
6.3.  Indemnification.......................................................15
      6.3.1.  Indemnification...............................................15
      6.3.2.  Notice........................................................15
      6.3.3.  Contest.......................................................15

                                   Article VII
                                    TRANSFERS

7.1.  Transfers.............................................................16
7.2.  Voluntary Withdrawal..................................................16


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7.3.  Members' Right of First Refusal.......................................16
      7.3.1.  Acceptance Offer of Class B or Class C Units..................16
      7.3.2.  Pro Rata Portion..............................................16
      7.3.3.  Offer Not Accepted as to All Units............................17
      7.3.4.  Terms of Purchase Under this Section; Non-Monetary
              Consideration.................................................17
7.4.  Rights Upon Involuntary Transfer......................................17
7.5.  Dissolution of Marriage...............................................18
7.6.  Effect of Transfer; Compliance with Securities Laws...................18
7.7.  No Other Transfer Effective...........................................19
7.8.  Pledges for Company Financings........................................19
7.9.  Essential Provision...................................................19

                                  Article VIII
                         BOOKS, RECORDS, AND ACCOUNTING

8.1.  Bank Accounts.........................................................19
8.2.  Books and Records.....................................................19
8.3.  Annual Accounting Period..............................................20
8.4.  Reports...............................................................20
      8.4.1.  Quarterly Report..............................................20
      8.4.2.  Reports to Members............................................20
8.5.  Tax Matters Member....................................................20
8.6.  Tax Elections.........................................................21
8.7.  Title to Company Property.............................................21

                                   Article IX
                           DISSOLUTION AND LIQUIDATION

9.1.  Events of Dissolution.................................................21
9.2.  Procedure for Winding Up and Dissolution..............................21
9.3.  Termination...........................................................21

                                    Article X
             CONVERSION TO CORPORATION; INCENTIVES FOR EMPLOYEES AND
                             CONSULTANTS TO COMPANY

10.1. Conversion to a Corporation...........................................21
10.2. Incentive Provisions..................................................22

                                   Article XI
                       CONFIDENTIALITY AND NONCOMPETITION

11.1. Definition of Proprietary Information.................................22
11.2. Confidentiality Obligations and Use...................................22
11.3. Return or Destruction of Proprietary Information......................23
11.4. Confidentiality of this Agreement and Ancillary Agreement.............24
11.5. Exclusions............................................................24
11.6. Remedy................................................................25


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                                   Article XII
                         GENERAL PROVISIONS; AMENDMENTS

12.1.  Assurances...........................................................25
12.2.  Notifications........................................................25
12.3.  Specific Performance.................................................26
12.4.  Complete Agreement...................................................26
12.5.  Applicable Law.......................................................26
12.6.  Section Titles.......................................................26
12.7.  Binding Provisions...................................................26
12.8.  Jurisdiction and Venue...............................................26
12.9.  Terms................................................................26
12.10. Separability of Provisions...........................................26
12.11. Counterparts.........................................................27
12.12. Amendment............................................................27
12.13. Consents.............................................................27
12.14. Legends..............................................................27


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

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                                  MINDPLAY LLC

      This Limited Liability Company Agreement (this "Agreement") is entered into as of this 1st day of July, 2000 ("Effective Date"), by and among the Members and the Company.

      The parties have agreed to organize and operate a limited liability company in accordance with the terms and subject to the conditions set forth in this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties, intending legally to be bound, agree as follows:

                                    Article I
                                   DEFINITIONS

      1.1. Definitions. In this Agreement, unless otherwise specifically stated, the capitalized terms used herein shall have the respective meanings specified or referred to in Annex I, attached hereto and incorporated herein by reference. Other terms are defined in the text of this Agreement and, throughout this Agreement, those terms have the meanings respectively ascribed to them.

                                   Article II
                            ORGANIZATION AND PURPOSE

      2.1. Organization. The parties have organized a limited liability company (the "Company") pursuant to the Act and the provisions of this Agreement and for that purpose have caused a Certificate of Formation dated June 1, 2000, to be executed and filed for record with the Secretary of State of Nevada. By their signatures below, the Members hereby affirm their designation of Richard Soltys as an authorized representative for the limited purpose of executing and filing the Certificate of Formation.

      2.2. Name of the Company. The name of the Company shall be "MindPlay LLC". The Company may do business under that name and under any other name or names that the Board of Managers approve. If the Company does business under a name other than that set forth in its Certificate of Formation, then the Company shall file assumed business name certificates as required by law.

      2.3. Purpose. The Company is organized to engage in any business permitted under the Act, including but not limited to development and exploitation of technology for software pattern recognition of digital imagery and to do any and all things necessary, convenient, or incidental to that purpose.

      2.4. Term. The term of the Company began upon the acceptance of its Certificate of Formation by the Nevada Secretary of State and shall be perpetual, unless its existence is sooner terminated pursuant to Article IX of this Agreement or the mandatory provisions of the Act.
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      2.5. Principal Office. The principal office of the Company in the State of
Nevada shall be located at such place within the State of Nevada that the Board of Managers approve.

      2.6. Registered Agent. The name and address of the Company's registered agent in the State of Nevada shall be The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

      2.7. Members. The name, present mailing address, taxpayer identification number, initial Capital Contribution and number of Units of each Member as of the date of this Agreement are set forth on Exhibit A, as amended from time to time. The Board of Managers are authorized to update Exhibit A in connection with the admission of new Members and in connection with Transfers of Units in compliance with the terms of this Agreement, all without requiring the approval or consent of Members.

                                   Article III
                         UNITS AND CAPITAL CONTRIBUTIONS

      3.1. Membership Interests in Form of Units; Types of Units; Authorized Units. Membership Interests shall be in the form of units ("Units"). There shall be three types of Units, as specified below. Each type of Unit shall have the same rights as to Distributable Cash and allocations of Profit and Loss, and shall otherwise have identical rights, except as specified below and in other provisions of this Agreement:

            3.1.1. Class A Units. In accordance with the provisions of Section 5.1.1, holders of Class A Units shall be entitled to elect, remove and replace a specified number of Managers and shall otherwise be entitled to vote on all matters that Members are entitled to vote on pursuant to this Agreement. The Company is authorized to issue 50,000,000 Class A Units.

            3.1.2. Class B Units. In accordance with the provisions of Section 5.1.1, holders of Class B Units shall be entitled to elect, remove and replace a specified number of Managers and shall otherwise be entitled to vote on all matters that Members are entitled to vote on pursuant to this Agreement. The Company is authorized to issue 75,000,000 Class B Units.

            3.1.3. Class C Units. Holders of Class C Units shall not be entitled to elect, remove, or replace Managers and shall have no right to vote on matters that Members are entitled to vote on pursuant to this Agreement, unless otherwise expressly provided for in this Agreement. The Company is authorized to issue 75,000,000 Class C Units.

      For avoidance of doubt, unless otherwise set forth in this Agreement, voting of Class A Units and Class B Units shall be as and by an entire class or group, and not by Class A Units and Class B Units as separate classes.

      3.2. Issuance of Units. Units may be issued to existing or new Members upon the approval of the Board of Managers and in connection therewith, the Board of Managers may set forth the Capital Contribution to be paid for Units and the terms for such consideration which may


                                      -2-
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be in cash, property, note, agreement to provide services, or other valuable consideration. Prior to issuing any Units, however, the Board of Managers shall require that as a condition to the issuance of Units to a person is not then a Member, such person shall execute a joinder or other instrument pursuant to which he becomes a party to this Agreement and agrees to be bound by all of the terms and conditions of this Agreement applicable to Members. In addition to the foregoing restrictions, Units may not be issued to an existing Class A Member, shareholders of that Class A Member, or other affiliates of the Class A Member unless the approval of the Board of Managers of such issuance includes the affirmative vote of at least one Manager designated by the Class B Members.

      3.3. Initial Issuance of Class A Units. On the execution of this Agreement, ARL, Inc. (formerly known as Avereon Research, Ltd.; "ARL"), shall be issued 13,000,000 Class A Units in exchange for its Capital Contribution of all right, title and interest in and to all of its assets pursuant to a contribution agreement of even date herewith ("Contribution Agreement"), except as otherwise excluded pursuant to the Contribution Agreement, subject to no liabilities or obligations other than the loan ("Loan") made by Bank of America to ARL pursuant to the Business Funding and Development Agreement ("Funding Agreement") of January 14, 2000 between Eldorado Resorts, LLC ("Eldorado") and ARL. The parties agree that the fair market value of the assets contributed by ARL pursuant to the Contribution Agreement, net of the amount outstanding on the Loan, is $4,875,000, yielding a Capital Contribution of $0.375 per Class A Unit.

      3.4. Initial Issuance of Class B Units. On the execution of this Agreement, Eldorado shall be issued 533,333.3 Class B Units in exchange for its Capital Contribution of $200,000 in cash, at a Capital Contribution of $0.375 per Class B Unit, which Capital Contribution Eldorado agrees shall be made simultaneously with the execution of this Agreement.

      3.5. Initial Issuance of Class C Units. On the execution of this Agreement, the following individuals shall be issued the number of Class C Units set forth opposite their names below in exchange for the Capital Contribution in cash set forth opposite their names, at a Capital Contribution of $0.375 per Class C Unit, and the individuals named below agree that they shall make their Capital Contributions, as specified below, simultaneously with execution of this
Agreement:

- --------------------------------------------------------------------------------
Name                        Number of Class C Units      Capital Contribution
- ----                        -----------------------      --------------------

- --------------------------------------------------------------------------------
Rob Mouchou                         40,000                      $15,000
- --------------------------------------------------------------------------------
Bruce Sexton                        40,000                      $15,000
- --------------------------------------------------------------------------------
Bruce MacKay                        40,000                      $15,000
- --------------------------------------------------------------------------------
George Kisler                       13,333.3                    $ 5,000
- --------------------------------------------------------------------------------
Bob Jones                          133,333.3                    $50,000
- --------------------------------------------------------------------------------
Rick Murdock                        40,000                      $15,000
- --------------------------------------------------------------------------------
Mike Whitemaine                     40,800                      $15,300
- --------------------------------------------------------------------------------
John Frankovich                     26,666.6                    $10,000
- --------------------------------------------------------------------------------
Rhonda Carano                       40,000                      $15,000
- --------------------------------------------------------------------------------
Gary Carano                         40,000                      $15,000
- --------------------------------------------------------------------------------
Glen Carano                         40,000                      $15,000
- --------------------------------------------------------------------------------
Gene Carano                         40,000                      $15,000
- --------------------------------------------------------------------------------


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The individuals named above are hereafter referred to as the "Designated Class C
Members."

      3.6. Option to Eldorado and Designated Class C Members to Purchase Additional Units. On August 1, 2000, and on each subsequent Monthly Purchase Date thereafter, Eldorado and the Designated Class C Members shall have the right, but not the obligation, to purchase additional Class B Units and Class C Units, in an amount not less than the Minimum Monthly Purchase, at the price of $0.375 per Unit, subject to the following terms and conditions:

            3.6.1. Upon exercise of the Monthly Purchase Option, Eldorado shall acquire only Class B Units and the Designated Class C Members shall acquire only Class C Units, but in the aggregate, such Units shall equal at least the Minimum Monthly Purchase.

            3.6.2. To exercise the Monthly Purchase Option, Eldorado and the Designated Class C Members must give written notice to the Company of exercise of the Monthly Purchase Option by no later than the Monthly Purchase Date, accompanied by tender of $0.375 per Unit being purchased, payable by personal check of Eldorado or by certified or cashiers check. Upon such tender, and without further action, the Units subject of the option exercised shall be deemed issued in exchange for the Capital Contribution made pursuant to such exercise.

            3.6.3. In the event of a dispute between Eldorado and Designated Class C Members as to how Units under this option are to be allocated among them, Eldorado's decision shall be final and the Company shall be entitled to rely on such final determination.

            3.6.4. In the event Eldorado and the Designated Class C Members fail to exercise their option on any Monthly Purchase Date, then the option for such date is waived but the Maximum Investment is not reduced and Eldorado and the Designated Class B Members may purchase Units pursuant to this Section 3.6 on subsequent Monthly Purchase Dates, up to a total equal to the Maximum Investment. Under no circumstances however shall Eldorado or the Designated Class C Members have any right or option to purchase Units after the last Monthly Purchase Date or in excess of the Maximum Investment Amount.

      For purposes of this Section 3.6, the following terms have the following meaning:

      "Maximum Investment" means an amount equal to 7,000,000 units less purchases pursuant to Sections 3.4 and 3.5 Class A Units and Class B Units, in the aggregate and taken as a whole, which is the maximum number of Units which the Eldorado and the Designated Class C Members, taken as a whole, are entitled to purchase under this Section 3.6.

      "Minimum Monthly Purchase" means 1,000,000 of Class B Units and Class C Units, in the aggregate, taken as a whole, which is the minimum number of Membership Units which the Eldorado and the Designed Class C Members, taken as a whole, may purchase on a Monthly Purchase Date; provided, however, that the minimum number of Class B Units and Class C Units in the aggregate and taken as a whole, required to be purchased on the final Monthly Purchase Date shall be the number of Units necessary to equal the Maximum Investment.


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

      "Monthly Purchase Date" means August 1, September 1, October 1, November 1, December 1, 2000, and January 1, 2001, with January 1, 2001 being the last Monthly Purchase Date, provided that if such specified day is not a business day, then that Monthly Purchase Date shall be in the next succeeding business day.

      "Monthly Purchase Option" means the option of Eldorado and the Designated Class C Members to purchase Class B Units and Class C Units on each Monthly Purchase Date.

      3.7. Representations and Warranties by Eldorado and Designated Class C Members. In connection with their purchases of Units pursuant to Sections 3.4, 3.5, and 3.6, Eldorado and the designated Class C Members represent and warrant:

            3.7.1. Accredited Investors. Each is an "accredited investor" within the meaning of Regulation D of the Securities Act of 1933. In connection with the foregoing, the Designated Class C Members acknowledge that they have correctly and fully completed a questionnaire to the foregoing effect.

            3.7.2. Investment Intent. Each is acquiring his Units for investment purposes only and not with a view to sale or otherwise redistribute such Units.

            3.7.3. Adequacy of Information. Each has had an opportunity to ask questions of representatives of the Company and is satisfied with the level and amount of information that has been provided to it or him in connection with its or his purchase of Units.

      3.8. Preemptive Rights. In the event Company proposes issuing new Units, it shall offer such Units first to then existing Members, each of which shall have a right to make an irrevocable written election to purchase a portion of such Units equal to the portion of total Units then outstanding represented by such Member's Units. Members shall have a period of twenty (20) days from notice from the Company, which note shall describe the Units and the proposed terms and conditions of the issuance of the Units, in which to make their election. To the extent the Members do not exercise their rights to purchase such Units in a timely manner, the Company shall be free to issue Units to third parties within a period of one hundred and twenty (120) days of its first notice of such issuance to the Members, so long as such issuance is in all material respect in accordance with the terms and conditions first notified by the Company to the Members. These preemptive rights shall however not apply to the following issuances of Units: (i) issuances of Units without these preemptive rights that have been approved by a Super Majority Vote of the Class A and Class B Members;
(ii) issuances of Units pursuant to compensatory option or other such incentive plans for the Company's employees, consultants, and Managers (the foregoing is not in derogation of the limitations contained at Section 3.2 on issuances to existing Class A Members, shareholders of that Class A Member, or other affiliates of that Class A Member); (iii) issuances pursuant to Section 3.6, and
(iv) issuances in connection with an acquisition or other strategic alliance, or pursuant to or in connection with equipment leasing, lending, or licensing arrangements, to the extent approved by the Board of Manager and without derogation to the limitations of Section 3.2.


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

      3.9. No Additional Capital Contributions. No Member shall be required to contribute any additional capital to the Company and no Member shall have any personal liability for any obligation of the Company.

      3.10. No Interest on Capital Contributions. Except as otherwise provided in this Agreement, no Member shall be paid interest on any Capital Contribution.

      3.11. Return of Capital Contributions. Except as otherwise provided in this Agreement, no Member shall have the right to receive any return of any Capital Contribution.

      3.12. Capital Accounts. A separate Capital Account shall be maintained for each Member.

      3.13. Loans. With the approval of the Board of Mangers, any Member may, at any time, make or cause a loan to be made to the Company in any amount and on those terms upon which the Company and the Member agree.

      3.14. Use of Proceeds of Issuances of Class B Units and Class C Units. For so long as the Loan is outstanding, the Company shall utilize one-seventh (1/7) of the capital contributions made in respect of Class B Units and Class C Units toward the repayment of the Loan.

                                   Article IV
                          ALLOCATIONS AND DISTRIBUTIONS

      4.1. Allocation of Profit or Loss. After giving effect to the special allocations set forth in Section 4.2, for any taxable year of the Company, Profit or Loss shall be allocated to the Members pro-rata, based on the number of Units then held by the Members.

      4.2. Regulatory Allocations.

            4.2.1. Qualified Income Offset. No Member shall be allocated Losses or deductions if the allocation causes the Member to have an Adjusted Capital Account Deficit. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) or
(6) which results in or increases an Adjusted Capital Account Deficit at the end of any taxable year, then all items of income and gain of the Company for that taxable year shall be allocated to that Member, before any other allocation pursuant to this Article IV (other than those pursuant to Sections 4.2.2.1 and 4.2.2.2), in an amount and manner sufficient to eliminate such Adjusted Capital Account Deficit as quickly as possible. This Section 4.2.1 is intended to comply with, and shall be interpreted consistently with, the "qualified income offset" provisions of the Regulation Section 1.704-1(b)(2)(ii)(d) and all other Regulation Sections relating thereto.

            4.2.2. Minimum Gain.

                  4.2.2.1. Minimum Gain Chargeback. Except as set forth in Regulation Section 1.704-2(f), if, during any taxable year, there is a net decrease in Minimum Gain,


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

each Member, prior to any other allocation pursuant to this Article IV, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Member's share of the net decrease of Minimum Gain, computed in accordance with Regulation Section 1.704-2(g). Allocations of items of gross income and gain pursuant to this Section 4.2.2.1 shall be made as described in Regulation Sections 1.704-2(f) and (j). This Section 4.2.2.1 is intended to comply with, and shall be interpreted consistently with, the "minimum gain chargeback" provisions of Regulation Section 1.704-2(f) and all other Regulation Sections relating thereto.

                  4.2.2.2. Member Minimum Gain Chargeback. Except as set forth in Regulation Section 1.704-2(i)(4), if, during any taxable year, there is a net decrease in Member Minimum Gain, each Member with a share of that Member Minimum Gain as of the beginning of such year, prior to any other allocation pursuant to this Article IV, shall be specially allocated items of gross income and gain for such taxable year (and, if necessary, subsequent taxable years) in an amount equal to that Member's share of the net decrease of Member Minimum Gain, computed in accordance with Regulation Section 1.704-2(i)(4). Allocations of items of gross income and gain pursuant to this Section 4.2.2.2 shall be made as described in Regulation Sections 1.704-2(i)(4) and (j). This Section 4.2.2.2 is intended to comply with, and shall be interpreted consistently with, the "Minimum Gain Chargeback" provisions of Regulation Section 1.704-2(i)(4) and all other Regulation Sections relating thereto.

            4.2.3. Nonrecourse Deductions. Nonrecourse deductions for a taxable year or other period shall be specially allocated among the Members pro-rata, based on the number of Units then held by the Members.

            4.2.4. Member Nonrecourse Deductions. Any Member Nonrecourse Deductions for any taxable year or other period shall be specially allocated to the Member who bears the economic risk of loss with respect to the liability to which the Member Nonrecourse Deduction is attributable in accordance with Regulation section 1.704-2(i).

            4.2.5. Curative Allocation. The allocations set forth in Sections
4.2.1 through 4.2.4 (the "Regulatory Allocations") are intended to comply with certain requirements of Regulation Section 1.704-1(b) and Regulation Section 1.704-2. Notwithstanding any other provision of this Article IV, the Company shall take the Regulatory Allocations into account in allocating other Profits, Losses, and items of income gain, loss and deduction to the Members so that, to the extent possible, the net amount of such allocations of Profits and Losses and other items shall be equal to the amount that would have been allocated to each Member if the Regulatory Allocations had not occurred.

            4.2.6. Overriding Allocation. It is the intent of the Company that each Member's share of income, gain, loss, deduction or credit (or item thereof) shall be allocated in accordance with Sections 4.1 and 4.2 to the fullest extent permitted by Section 704(b) of the Code. To preserve and protect the allocations provided for in Sections 4.1 and 4.2, the Members are authorized and directed to allocate income, gain, loss, deduction or credit (or item thereof) arising in any year differently than otherwise provided for in either Section 4.1 or 4.2, and to the extent that, the allocations under Section 4.1 and 4.2 would cause the allocations to violate Section 704(b) of the

Code. Any allocation made pursuant to this Section 4.2.6 shall be deemed to be a complete substitute for any allocation otherwise provided for in Section 4.1 or
4.2 and no amendment of this Agreement or approval of any Member shall be required.

      4.3. Tax Allocations.

            4.3.1. Tax Allocations Follow Book Allocations. Except as otherwise provided herein and to the extent permitted by Section 1.704-1(b)(4)(i) of the Regulations for federal and state income tax purposes each Company item of income, gain, loss and deduction shall be allocated to the Members in the same manner as its corresponding item of "book" income, gain, loss or deduction has been allocated under Section 4.1 and 4.2.

            4.3.2. Contributed Property and Book-ups. To the extent permitted or required by Section 704(c) of the Code and the Regulations thereunder, Regulation Section 1.704-l(b)(2)(iv)(d)(3) and Regulation Section 1.704-1(b)(2)(iv)(f), income, gain, loss, and deduction with respect to any property contributed (or deemed contributed) to the Company shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of the property to the Company for federal income tax purposes and its fair market value at the date of contribution (or deemed contribution) under the rules of Regulation Section 1.704-3(b)(1). The adjusted book value of any Company asset shall be adjusted as provided in Treasury Reg. Section 1.704-1(b)(2)(iv)(f) and, subsequent allocations of income, gain, loss, and deduction with respect to the asset shall take account of any variation between the adjusted basis of the asset for federal income tax purposes and its adjusted book value in the manner required under Section 704(c) of the Code and the Regulations thereunder.

            4.3.3. Election under Section 754 of the Code. To the extent an adjustment to the tax basis of any Company asset pursuant to Section 734(b) or
Section 743(b) of the Code is required, pursuant to Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of the adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases basis), and the gain or loss shall be specially allocated to the Members in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to that Section of the Regulations.

            4.3.4. Guaranteed Payments. To the extent any compensation paid to any Member by the Company is determined by the Internal Revenue Service not to be a guaranteed payment under Section 707(c) of the Code or is not paid to the Member other than in the Person's capacity as a Member within the meaning of
Section 707(a) of the Code, the Member shall be specially allocated gross income of the Company in an amount equal to the amount of that compensation, and the Member's Capital Account shall be adjusted to treat the payment of that compensation as a distribution.

            4.3.5. Recapture. In making any allocation among the Members of income or gain from the sale or other disposition of a Company asset, the ordinary income portion, if any, of such income and gain resulting from the recapture of cost recovery or other deductions shall be allocated among those Members who were previously allocated (or whose predecessors-in-interest were previously allocated) the cost recovery deductions or other deductions resulting in the recapture items, in proportion to the amount of such cost recovery deductions or other deductions previously allocated to them.

            4.3.6. Withholding. All amounts required to be withheld pursuant to
Section 1446 of the Code or any other provision of federal, state, or local tax law shall be treated as amounts actually distributed to the affected Members for all purposes under this Agreement.

            4.3.7. Other Allocations. All items of Company income, gain, loss, deduction and credit the allocation of which is not otherwise provided for in this Agreement, including allocation of such items for tax purposes, shall be allocated among the Members in the same proportions as they share Profits or Losses for the taxable year pursuant to this Article IV.

      4.4. Nonliquidating Cash Distributions. Except as otherwise limited by this Agreement and the Act, the Company may, but shall not be required to, distribute Distributable Cash for each taxable year of the Company to the Members pro-rata, based on the number of Units then held by the Members, provided, however, that in the event the distributions described above do not result in each Member receiving an annual cash distribution equal to forty percent (40%) of the net taxable income of the Company allocated to such Member in respect of the current year (as shown on the federal income tax return of the Company for that year), the Company shall, notwithstanding any other provisions of this Section 4.4, but subject to the provisions of the Act, distribute to each Member an amount necessary to cause each Member to receive an annual cash distribution on account of his or her Units equal to forty percent (40%) of the net taxable income of the Company allocated to such Member in respect of the current year.

      4.5. Liquidation and Dissolution.

            4.5.1. If the Company is liquidated, the assets of the Company shall be distributed first to the Members in accordance with the balances in their respective Capital Accounts, after taking into account the allocations of Profit or Loss pursuant to Section 4.1, and then to the Members pro-rata, based on the number of Units then held by the Members.

            4.5.2. No Member shall be obligated to restore a Negative Capital Account.

      4.6. General.

            4.6.1. Except as otherwise provided in Section 4.4 or elsewhere in this Agreement, the timing and amount of all distributions shall be determined by the Board of Managers.

            4.6.2. If any assets of the Company are distributed in kind to the Members, those assets shall be valued on the basis of their fair market value, and any Member entitled to any interest in those assets shall receive that interest as a tenant-in-common with all other Members so entitled. The fair market value of the assets shall be determined by an independent appraiser selected by the Board of Managers. The Profit or Loss for each unsold asset shall be determined as if the asset had been sold at its fair market value, and the Profit or Loss shall be allocated as provided in Section 4.1 and shall be properly credited or charged to the Capital Accounts of the Members prior to the distribution of the assets in liquidation pursuant to Section 4.5.

            4.6.3. All Profit and Loss shall be allocated, and all distributions shall be made, to the Persons shown on the records of the Company to have been Members as of the last day of the taxable year for which the allocation or distribution is to be made. Notwithstanding the foregoing, unless the Company's taxable year is separated into segments, if there is a Transfer or an Involuntary Withdrawal during the taxable year, the Profit and Loss shall be allocated between the original Member and the successor on the basis of the number of days each was a Member during the taxable year; provided, however, to the extent permitted under Section 706 of the Code, the Company's taxable year shall be segregated into two or more segments in order to account for Profit, Loss, or proceeds attributable to any extraordinary nonrecurring items of the Company.

            4.6.4. The Board of Managers, upon the advice of the Company's tax counsel, are authorized to amend this Article IV to comply with the Code and the Regulations promulgated under Section 704(b) of the Code, without requiring the approval or consent of Members; provided, however, that no amendment pursuant to this Section 4.6.4 shall materially affect distributions to a Member without the Member's prior written consent.

                                    Article V
                                   MANAGEMENT

      5.1. Management.

            5.1.1. Except as otherwise expressly provided for in this Agreement, the powers of the Company shall be exercised by or under the authority of, and the business and affairs of the Company shall be managed under the direction of, a Board of Managers. The Board of Managers shall consist of: (i) three (3) Managers designated by the Class A Members ("Class A Designees"), and (ii) two
(2) Managers designated by the Class B Members ("Class B Designees"). The initial Class A Designee shall be Richard Soltys; the initial Class B Designees shall be Bob Jones and Bob Mouchou. In the event however that by January 15, 2001, Eldorado and the Designated Class C Members have not, pursuant to Sections 3.4, 3.5 and 3.6, made at least $2,000,000 in Capital Contributions to the Company, the Class A Designees shall increase to four (4) and the Class B Designees shall decrease to one (1).

            5.1.2. The Class A Designees shall be subject to removal and replacement by, and only by, the Class A Members and the Class B Designees shall be subject to removal and replacement by, and only by, the Class B Members. Any action to designate, remove and replace the Class A Designees and the Class B Designees, as the case may be, shall be taken by a Majority Vote of the Class A Members or Class B Members, as the case may be, and there shall be no right to cumulate votes within the Class A Members or Class B Members, as the case may be.

            5.1.3. Except as may otherwise be expressly provided in this Agreement and subject to Section 5.1.4, the Board of Managers shall have complete and exclusive discretion and authority in the management and control of the business and affairs of the Company, including the right to make and control all ordinary and usual decisions concerning the business and affairs of the Company. The Board of Managers shall, subject to Section 5.1.4, posses all power, on behalf of the Company, to do or authorize the Company, or to direct the officers, employees and agents of the Company, on behalf of the Company, to do all things necessary or convenient to carry out the business and affairs of the Company.

            5.1.4. The enumeration of powers in this Agreement shall not limit the general or implied powers of the Board of Managers or any additional powers provided by law. Notwithstanding the foregoing, Section 5.1.3 or any other provision contained in this Agreement to the contrary, no act shall be taken, sum expended, decision made, obligation incurred or power exercised by the Company, or the Board of Managers or the officers, employees or agents of the Company, on behalf of the Company with respect to any of the following except in each case there be approval, by a Super Majority Vote of the Class A Members and Class B Members, together as a single class:

                  5.1.4.1. Any voluntary liquidation, dissolution or winding up of the Company except pursuant to Article X; or

                  5.1.4.2. Any merger, consolidation, or sale or other disposition of all or substantially all of the Company's assets pursuant to a transaction in which (a) in the case of a merger or consolidation, the Class A Members and Class B Members retain less than a majority of the voting equity interests in the surviving entity and (b) in the case of a sale or other disposition of all or substantially all of the assets of the Company, the Class A and Class B Members own less than a majority of the voting equity interests in the purchasing entity (for the foregoing purposes, a sale or other disposition of all or substantially all of the assets shall not be deemed to include an encumbrance of all or substantially all of the assets).

            5.1.5. Each Manager shall have one (1) vote with respect to all votes, actions and consents of the Board of Mangers. However:

                  5.1.5.1. In the event the Class A Members decide to designate less than all permitted Class A Designees, the remaining Class A Designees shall be vested with votes equal to the number of Class A Designees specified by
Section 5.1.1 (by way of example, if Section 5.1.1 specifies that there are three (3) Class A Designees and there is only one (1) Class A Designee appointed, that Manager would have three (3) votes; per the foregoing, Richard Soltys, as the sole initial designee of the Class A Members shall have three (3) votes). In addition, the Class A Members can allocate, by a majority vote of Class A Members, votes among the Class A Designees as determined by the Class A Members by a Majority Vote of the Class A Members (by way of example, Class A Members could decide that one (1) Class A designee has two (2) votes and the other two (2) have only a half (1/2) votes each).

                  5.1.5.2. Similarly, in the event the Class B Members decide to appoint less than two (2) Class B Designees in circumstances where Section 5.1.1 permits two (2) Class B Designees, the remaining Class B Designee shall be vested with two (2) votes. In addition, Class B Members can allocate, by a Majority Vote of Class B Members, votes among the Class B Designees as determined by the Class B Members by a Majority Vote of the Class B Members.

            5.1.6. The following procedures shall apply to meetings of the Board of Managers:

                  5.1.6.1. Meetings of the Board of Managers may be held at whatever place that is specified in the call of the meeting. In the absence of specific designation, the meetings shall be held at the principal office of the Company as provided in this Agreement. The Managers serving on the Board of Managers may appoint from among themselves a chairperson to preside at meetings of the Board of Managers. Any Manager shall be permitted to attend any meeting of the Board of Managers in person or by conference call.

                  5.1.6.2. The Board of Managers shall meet at least quarterly.

                  5.1.6.3. Meetings of the Board of Managers may be held at any time upon the request of any Manager. A notification of any meeting shall be sent to the last known address of each Manager to ensure receipt of such notice at least two (2) business days before the meeting. The Managers shall cooperate and use their reasonable best efforts to schedule meetings at times and places which will maximize attendance. Notification of the time, place and purpose of such meeting may be waived in writing before or after such meeting, and shall be equivalent to the giving of a notification. Attendance of a Manager at such meeting shall also constitute a waiver of notification thereof, except where such Manager attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Managers need be specified in the notice or waiver of notice of such meeting.

                  5.1.6.4. Meetings of the Board of Managers may be held by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Any Manager may participate in any meeting by conference telephone or similar telecommunications equipment, in the aforesaid manner, on advance request to the Board of Managers, which shall not unreasonably refuse such request. Participation in a meeting by means of conference telephone shall constitute presence in person at such meeting, except where a Manager participates in the meeting for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

                  5.1.6.5. The presence of those then designated Managers holding a majority of the Manager vote, shall constitute a quorum for the transaction of business at any meeting of the Board of Managers. Except as otherwise expressly set forth in this Agreement, any action to be taken or approved by the Board of Managers hereunder must be taken or approved by a vote of the Managers holding a majority of votes present at a meeting of the Board of Managers, and any action so taken or approved shall constitute the act of the Board of Managers.

                  5.1.6.6. Any action that may be taken at a meeting of the Board of Managers may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed by all of the Managers.

            5.1.7. No individual shall be designated as a Manager, or otherwise continue to serve as a Manager, if that individual either directly or through a Person controlled by that individual, (x) serves as an officer, director, employee of, or consultant or advisor (paid or unpaid) to a person which engages in, or whose Affiliate engages in, any activity in competition with that of the Company ("Competing Business") or (y) holds an equity interest in, has a right to acquire capital stock of, has made a loan to, or otherwise made a financial investment in, or provided financial accommodations to, a Person who engages in a Competing Business or whose Affiliate engages in a Competing Business, provided that foregoing shall not prohibit ownership of stock of a Company listed on a national stock exchange or NASDAQ if such stock constitutes less than 3% of its issued and outstanding stock.

      5.2. Meetings of and Voting By Members.

            5.2.1. Place of Meetings. Meetings of Members shall be held at such place within or without the State of Nevada as determined by the Board of Managers, pursuant to proper notice.

            5.2.2. Annual Meeting. The annual meeting of the Members of the Company shall be held during the month of April of each year on the date and at the time each year as determined by the Board of Managers. The failure to hold an annual meeting at the time stated herein does not affect the validity of any action taken by the Company.

            5.2.3. Special Meetings. Meetings of the Members may be called for any proper purpose or purposes by the Board of Managers or by any Class A Member or Class B Member.

            5.2.4. Notice of Meetings. A notice of all meetings, stating the place, day and hour of the meeting and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) nor more than sixty (60) days before the meeting to each Member, including Class C Members.

            5.2.5. Waiver of Notice. Attendance of a Member at a meeting shall constitute a waiver of notice of the meeting, except where such Member attends for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Notification of a meeting may also be waived in writing. Attendance at a meeting is not a waiver of any right to object to the consideration of the matters required to be included in the notice of the meeting, but not so included, if the objection is expressly made at the meeting.

            5.2.6. Voting. Only Class A Members and Class B Members shall be entitled to vote on any matter submitted to a vote of the Members. Except as otherwise expressly provided for in this Agreement, (i) Class A Members and Class B Members shall vote together as a single Class And (ii) Class C Members shall not be entitled to vote as a Member. Unless otherwise specifically provided, a Majority Vote of the Class A Members and Class B Members shall be the act of the Members. At a meeting of the Members, the presence in person or by proxy of the Class A Members and Class B Members holding not less than a majority of the total Class A Units and Class B Units then held by all Class A Members and Class B Members constitutes a quorum.

            5.2.7. Action by Written Consent. Any action that may be taken at a meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action to be taken, shall be signed and dated by Class A Members and Class B Members holding the requisite number of Class A Units and Class B Units and such consent shall have the same force and effect as a vote of the signing Class A Members at a meeting duly called and held pursuant to this
Article V.

            5.2.8. Proxies. Class A Members and Class B Members may vote at any meeting either in person or by proxy executed in writing. No proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

            5.2.9. Conference Telephone Meetings. Meetings of the Members may be held by means of conference telephone or similar communications equipment so long as all persons participating in the meeting can hear each other. Participation in a meeting by means of conference telephone shall constitute presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

            5.3. Officers. The Board of Managers may appoint a Chief Executive Officer, a President, a Secretary and such other officers as it may from time to time approve ("Officers"). Unless otherwise specified by the Board of Managers at the time of appointment, each Officer of the Company shall hold office until his or her death, resignation or removal. An Officer of the Company shall not be considered to be an employee of the Company solely by reason of holding such office. Any Officer may resign at any time by giving written notice to the Board of Managers and the Chief Executive Officer. Unless otherwise stated in a notice of resignation, it shall take effect when received by the Board of Managers or Chief Executive Officer, without any need for its acceptance. The Board of Managers shall have the right to remove any Officer of the Company for or without cause at any time; provided, however, that nothing contained herein shall limit any rights of any Officer under any employment agreement which such Officer may have entered into with the Company. The Board of Managers may delegate to the Officers the authority, right and power to manage the Company's day-to-day business and to do any and all acts and things necessary, proper, convenient or advisable to effectuate the purposes of this Agreement, subject to the restrictions of Section 5.1.4 and such restrictions as may be imposed by the Board of Managers.

                                   Article VI
                LIMITATION OF LIABILITY; INDEPENDENT ACTIVITIES;
                                 INDEMNIFICATION

      6.1. Limitation of Liability. None of the Members, the Managers nor the Officers, if any, shall be liable, responsible or accountable in damages or otherwise to the Company or the Members for any act or omission by any such person performed in good faith pursuant to the authority granted to such person by this Agreement or in accordance with its provisions, and in a manner reasonably believed by such person to be within the scope of the authority granted to such person and in the best interest of the Company; provided, however, that such person shall retain liability for acts or omissions that involve intentional misconduct, a knowing violation of the law, a violation of NRS 86.343 (in the case of Members only) or for any transaction from which the person will personally receive a benefit in money, property, or services to which the person is not legally entitled.

      6.2. Independent Activities. Subject to the restrictions of Section 5.1.7 any Member may engage in or possess an interest in other business ventures of every nature and description, independently or with others, including, without limitation, the ownership, financing, management, employment by, lending or otherwise participating in businesses that are similar to the business of the Company, and neither the Company nor the other Members shall have any right by virtue of this Agreement in and to such independent ventures as to the income or profits therefrom and shall not be liable for a breach of duty of loyalty or any other duty.

      6.3. Indemnification

            6.3.1. Indemnification. To the fullest extent permitted by applicable law, a Member, Manager, Officer, if any, and each director, officer, employee or agent of a Member ("Covered Person") shall be entitled to indemnification from the Company for any loss, damage, or claim incurred by such Covered Person by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of authority conferred on such Covered Person by this Agreement, except that no Covered Person shall be entitled to be indemnified in respect of any loss, damage or claim incurred by such Covered Person by reason of gross negligence, bad faith, or willful misconduct with respect to such act or omissions; provided, however, that any indemnity under this Section 6.3.1 shall be provided out of and to the extent of Company assets only, and no other Covered Person shall have any personal liability on account thereof.

            6.3.2. Notice. In the event that any claim, demand, action, suit or proceeding shall be instituted or asserted or any loss, damage or claim shall arise in respect of which indemnity may be sought by a Covered Person pursuant to Section 6.3.1, such Covered Person shall promptly notify the Company thereof in writing. Failure to provide notice shall not affect the Company's obligations hereunder except to the extent the Company is actually prejudiced thereby.

            6.3.3. Contest. The Company shall have the right, exercisable subject to the approval of the disinterested Covered Persons, to participate in and control the defense of any such claim, demand, action, suit or proceeding, and in connection therewith, to retain counsel reasonably satisfactory to each Covered Person, at the Company's expense, to represent each Covered Person and any others the Company may designate in such claim, demand, action, suit or proceeding. The Company shall keep the Covered Person advised of the status of such claim, demand, action, suit or proceeding and the defense thereof and shall consider in good faith recommendations made by the Covered Person with respect thereto.

                                   Article VII
                                    TRANSFERS

      All Transfers of Units or any portions thereof under this Agreement shall be conducted solely in accordance with this Article VII.

      7.1. Transfers. Except as permitted by this Agreement, a Member shall not at any time Transfer any portion of the Member's Units.

      7.2. Voluntary Withdrawal. No Member shall have the right or power to voluntarily withdraw from the Company, except as otherwise provided by this Agreement.

      7.3. Members' Right of First Refusal. In the event a Member wishes to Transfer such Member's Units, the Member (the "Transferring Member") shall first be required to provide to the other Members with a written offer ("Offer") which shall set forth the following: (a) the intention to Transfer; (b) the name and address of the prospective transferee; (c) the Units being offered ("Offered Units"); and (d) the terms and conditions of the Transfer, including the purchase price for the Offered Units. The Transferring Member shall at the same time provide a copy of such Offer to the Company. Notwithstanding the provision of this Section 7.3 to the contrary, however, (i) Members shall not Transfer their Units for a period of two years after the Effective Date except to another Member, but then, subject to the right of first refusal provided above, and (ii) no Member shall transfer their Units to a Person who engages in, or whose Affiliate engages in, a Competing Business.

            7.3.1. Acceptance Offer by Class A Members. Each Class A Member (other than the Transferring Member) shall have a first right to elect, within thirty (30) days after receipt of the Offer, to purchase all of the Offered Units by giving written notice within such thirty (30) day period to the Transferring Member, to the Company, and to the other Members. If the Class A Members do not exercise such right, the Class B Members and Class C Members (other than the Transferring Member) shall have the right to purchase all of the Offered Units by giving written notice to the Transferring Member, to the Company, and to the other Members. The period for giving the foregoing notice by the Class B Members and Class C Members shall be the longer of thirty (30) days after receipt of the Offer or, if there were Class A Members who were not the Transferring Member, fifteen (15) days from the earlier of the lapse of the period for exercise of the purchase option by Class A Members or written notice from Class A Members (other than the Transferring Member) that they have elected not to purchase the Offered Units.

            7.3.2. Pro Rata Portion. If there is more than one Class A Member or more than one Class B Member and Class C Member, as the case may be, who elects to purchase Offered Units and the number of Offered Units they elect to purchase exceeds the total number of Offered Units available, each such electing Member shall have the right to purchase, up to the number of Offered Units set forth in his notice, that fraction of the Offered Units the numerator of which shall be the number of Units then held by such electing Member and the numerator of which shall be the number of Units then held by all such electing Members of such group (Class A Members or Class B Members and Class C Members, taken together as a group for such purpose).

            7.3.3. Offer Not Accepted as to All Units. If the accepting Members have not elected to accept all the Offered Units within the time periods specified above, the Transferring Member may Transfer the Offered Units to the prospective transferee named in the Offer as provided in Section 7.3, such transfer to be made only in strict accordance with the terms set forth in such statement and with the provisions of Section 7.7 and to be completed within ninety (90) days following the expiration of the time provided for the election by the Members to accept the Offered Units, after which time any such Transfer shall again become subject to all the restrictions of this Agreement.

            7.3.4. Terms of Purchase Under this Section; Non-Monetary Consideration. Upon exercise of the option under this Section 7.3, the purchase of the Offered Units by the other Members shall at the price and on the terms and conditions set forth in the Offer, provided that no Member shall be required to execute a non-compete, accept employment, as a condition to exercise of their purchase rights. In addition, if the consideration proposed in the Offer is payable in consideration other than money, the Board of Managers shall determine the fair market value of that consideration and at closing on the Offered Units pursuant to this Section 7.3, the purchasing Members shall pay such fair market value in cash. The period for acceptance under Section 7.3.1 shall not commence until the Board of Managers has made such a determination of fair market value, if necessary.

      7.4. Rights Upon Involuntary Transfer. In the event Units become the subject of an involuntary Transfer, by reason of death, creditor action, bankruptcy, dissolution of marriage, levy upon judgment, or other involuntary event ("Involuntary Transfer"), the Class A Members shall have a first right, followed by then the other Members and then the Company to purchase up to all of the Units the subject of such Involuntary Transfer for an amount equal to the fair market value of such Units. Any distribution in full of a Unit to a Member upon dissolution of a marriage, in accordance with the provisions of Section 7.6, shall not be treated as an Involuntary Transfer. For purposes of this
Section 7.4 and 7.5:

            7.4.1 To exercise the option to purchase under these Sections, written notice of exercise must be given by the electing Members and the Company to the person owning the Units the subject of the Involuntary Transfer or termination of employment or services (such person, the "Transferring Person"), to the Company, and to the other Members within the following time periods:

                  (a) The Class A Members shall have a period of ninety (90) days from the date the Company receives actual notice of the Involuntary Transfer or event covered by Section 7.5. The Company agrees to give prompt written notice to all Members when it receives actual notice of such event.

                  (b) The Class B Members and Class C Members shall have a period equal to the longer of the ninety (90) days available to Class A Members or, in there were Class A Members who were not subject to the Involuntary Transfer, fifteen (15) days from earlier of the lapse of the period for exercise of the purchase option by Class A Members or written notice from the Class A Members (other than the Class A Member subject to the Involuntary Transfer) that they have elected not to purchase the Units in question.

                  (c) The Company shall have a period equal to the period available to Class B Members and Class C Members plus thirty (30) days.

            7.4.2 The Member the subject of the Involuntary Transfer or event covered by Section 7.5 shall have no purchase option rights under these Sections with respect to such Units.

            7.4.3 The fair market value of the Units shall be determined by the Company and the Transferring Person. If they are unable to agree within fifteen
(15) days of notice of exercise, the Company shall at its cost appoint an appraiser of regional reputation to determine the fair market value. The determination of the appraiser shall be final. In making its determination, the appraiser shall not discount for lack of control, minority status, or lack of marketability of the Units.

            7.4.4 Upon a finalization by an arbitrator of the fair market value of Units, electing Members may revoke their election to purchase, but in such an event, they shall pay for the costs of the appraisal.

            7.4.5 The provisions of Section 7.3.2 shall apply, mutatis mutandi, to exercise of purchase options under these Sections.

            7.4.6 The purchase price on exercise of the option shall be payable as follows:

                  (a) An amount equal to the lesser of the fair market value of the Units purchased or the Capital Contribution that was made to acquire such Units from the Company shall be paid in cash at the closing.

                  (b) The balance shall be payable in four equal annual installments of principal, beginning on the first anniversary of closing and annually thereafter. Deferred payments shall bear interest at a rate of 7% per annum, which interest shall be payable quarterly.

            7.4.7 Closing shall take place promptly after finalization of the purchase price. At closing, the Transferring Person shall take appropriate steps to transfer the Units, free and clear of all liens and encumbrances (except as contained in this Agreement).

      7.5. Dissolution of Marriage. In the event the marriage of any Member shall be dissolved or otherwise become subject to a property settlement, the spouse of each Member agrees that the Units subject to this Agreement shall be distributed in full to the Member, and such Member agrees to substitute for such Units property having a comparable value to the extent other assets are available.

      7.6. Effect of Transfer; Compliance with Securities Laws. In the event of any Transfer accomplished in accordance with the provisions of this Agreement, the transferee shall receive and hold the Units so transferred subject to the terms and provisions of this Agreement and subject to the obligations of the transferor hereunder. As a condition to the effectiveness of the Transfer, the transferee shall execute an endorsement to this Agreement, agreeing to be bound by all of its terms. No Transfer shall be effective unless the Company is satisfied that such Transfer has been made in compliance with applicable securities laws.

      7.7. No Other Transfer Effective. No purported Transfer of any Units by a Member shall be effective, and the Company shall not record or recognize any such purported Transfer, until there has been compliance with the provisions of this Agreement. A Member who purports to Transfer Units in violation of this Agreement shall be deemed to be a Defaulting Member. If no Offer is made as herein required, the Members may upon learning of the purported Transfer nevertheless exercise their rights to purchase under Section 7.3 as to such Units, and they may do so at any time, even after the purported Transfer of the Units; provided that the Defaulting Member shall have ten (10) days following written notice to cure such default by complying with the terms of this Agreement. Upon failure of the Defaulting Member to cure such default within said ten-day period, each of the other Members shall have the right to exercise its right of first refusal under Section 7.3, provided that the purchase price for the Offered Units shall be at fifty percent (50%) of the Defaulting Members' proportionate Capital Account with respect to such Units. Unless otherwise paid, payment of the purchase price shall be made in five equal annual installments bearing interest at the rate then charged to the Company by the Company's principal lender or, if none, at the prime rate of Bank of America (or its successors), adjusted annually on the first business day of the calendar year.

      7.8. Pledges for Company Financings. Notwithstanding the provisions of
Section 7.3, Members may pledge their Units in connection with and for any financings for the Company approved by the Board of Managers and the pledgee on such pledges may on foreclosure or other realization of the pledge take such Units without violating the provisions of Section 7.3 and any such pledge and realization shall not be subject to the rights of first refusal procedures of
Section 7.3.

      7.9. Essential Provision. The Members agree that the provisions of this
Article VII are essential to the Company and to each Member and to the extent that any provision of this Agreement or of then existing law is inconsistent with provisions of this Article VII, it is the intention of the Members that the provisions of Article VII shall control.

                                  Article VIII
                         BOOKS, RECORDS, AND ACCOUNTING

      8.1. Bank Accounts. All funds of the Company shall be deposited in a bank account or accounts opened in the Company's name. The Board of Managers shall determine the institution or institutions at which the accounts will be opened and maintained, the types of accounts, and the persons who will have authority with respect to the accounts and the funds therein.

      8.2. Books and Records.

            8.2.1. The Officers shall cause to be kept complete and accurate books and records of the Company and supporting documentation of the transactions with respect to the conduct of the

Company's business. The records shall include, but not be limited to, those listed in NRS 86.241, including complete and accurate information regarding the state of the business and financial condition of the Company, a copy of the Certificate of Formation and this Agreement and all amendments thereto, a current list of the names and last known business, residence, or mailing addresses of all Members, and the Company's federal, state, and local tax returns.

            8.2.2. The books and records shall be maintained in accordance with sound accounting practices consistently applied and shall be available at the Company's principal place of business for examination by any Member or the Member's duly authorized representative at any and all reasonable times during normal business hours. The Company shall maintain reasonable internal controls to safeguard its assets and business.

            8.2.3. Each Member shall reimburse the Company for all costs and expenses incurred by the Company in connection with the Member's inspection and copying of the Company's books and records.

      8.3. Annual Accounting Period. The annual accounting period of the Company shall be its taxable year. The Company's taxable year shall be selected by the Board of Managers, subject to the requirements and limitations of the Code.

      8.4. Reports

            8.4.1. Annual Report. The Company shall file an annual report as required by the Nevada Secretary of State.

            8.4.2. Reports to Members. Within seventy-five (75) days after the end of each taxable year of the Company, the Officers shall cause to be sent to each Person who was a Member at any time during the taxable year then ended: (i) an annual report, prepared by the Company's independent accountants in accordance with generally accepted auditing standards and expressing an unqualified opinion on the financial statements presented therein ; and (ii) that tax information concerning the Company necessary for preparing the Member's income tax returns for that year. Within forty-five (45) days after the end of each quarter of the Company's fiscal year, the Officers shall cause to be sent to each Person who was a Member at any time during the taxable quarter then ended internally-prepared financial statements for each quarter.

      8.5. Tax Matters Member. The Board of Managers shall designate the Company's tax matters partner ("Tax Matters Member"). The Tax Matters Member shall have all powers and responsibilities of a "tax matters partner" as defined in Section 6231 of the Code. The Tax Matters Member shall keep all Members informed of all notices from government taxing authorities that may come to the attention of the Tax Matters Member. The Company shall pay and be responsible for all reasonable third-party costs and expenses incurred by the Tax Matters Member in performing those duties. A Member shall be responsible for any costs incurred by the Member with respect to any tax audit or tax-related administrative or judicial proceeding against any Member, even though it relates to the Company. The Tax Matters Member shall not compromise any dispute with the Internal Revenue Service without the approval by Board of Managers.

      8.6. Tax Elections. The Board of Managers shall make all Company elections permitted under the Code, including, without limitation, elections of methods of depreciation and elections under Section 754 of the Code.

      8.7. Title to Company Property. All real and personal property acquired by the Company shall be acquired and held by the Company in its name.

                                   Article IX
                           DISSOLUTION AND LIQUIDATION

      9.1. Events of Dissolution. The Company shall be dissolved upon a vote to that effect, by a Super Majority Vote of the Class A Members and Class B Members, taken together as a class. The death, retirement, resignation, expulsion, or bankruptcy of a Member shall not result in the dissolution of the Company. Notwithstanding the foregoing, a dissolution of the Company is connection with a conversion to a corporation pursuant to Article X shall not require approval by a Super Majority Vote of the Class A Members and Class B Members.

      9.2. Procedure for Winding Up and Dissolution. If the Company is dissolved, the remaining Class A Members and Class B Members, shall be responsible for winding up its affairs. On winding up of the Company, the assets of the Company shall be distributed, first, to creditors of the Company, including Members who are creditors, in satisfaction of the liabilities of the Company, and then, amounts in excess of any reserves deemed reasonably necessary by the remaining Members to pay all of the Company's claims and obligations shall be distributed to the Members in accordance with Section 4.5 of this Agreement.

      9.3. Termination. The Members shall comply with any requirements of applicable law pertaining to the winding up of the affairs of the Company and the final distribution of its assets. Upon completion of the winding up, liquidation and distribution of the assets, the Company shall be deemed terminated.

                                    Article X
 CONVERSION TO CORPORATION; INCENTIVES FOR EMPLOYEES AND CONSULTANTS TO COMPANY

      10.1. Conversion to a Corporation. The Members acknowledge that it may be in the best interest of the Company, as determined by the Board of Managers, to convert into a corporation, formed under the laws of Nevada, Delaware, or another state, for purposes of undertaking a public offering, providing incentives to employees and consultants, for acquiring other businesses, or otherwise. Accordingly, the Members agree that upon a decision of the Board of Managers to convert the Company into a corporation, they shall execute all merger, contribution, shareholder and other agreements, execute all instruments and consents, and take all other actions as may be required, to convert the Company into a corporation that provides to the Members, through its charter documents, shareholder and similar agreements, and applicable law, substantially the same rights in their dealings with each other, and with respect to the Corporation as provided by this Agreement.

      10.2. Incentive Provisions. Any offering of direct or indirect interests in the Company to key employees and consultants of the Company shall be pursuant to such plans and arrangements as may be approved by the Board of Managers.

                                   Article XI
                                 CONFIDENTIALITY

      11.1. Definition of Proprietary Information. For the purpose of this Agreement, "Proprietary Information" shall mean (as applicable) any and all of the following:

            11.1.1. Company information relating to any Member or any of their Affiliates (as applicable);

            11.1.2. Any data or information that is a trade secret or competitively sensitive and not generally known to the public, including product information, historical and projected financial information, operating data and organizational and cost structures, customer information and customer lists, contracts, marketing strategies, business plans and internal performance or evaluation results relating to or arising from past, present or future business activities of a protected party (the "Protected Party");

            11.1.3. Any scientific or technical information, design, process, procedure, formula, invention, discovery, system or improvement that is commercially valuable and secret in the sense that its confidentiality affords or may afford a Protected Party a competitive advantage;

            11.1.4. All confidential or proprietary concepts, copyrightable subject matter, documentation, reports, data (no matter how stored), data formats, specifications, computer software, source code, object code, user manuals, financial models, screen displays and formats, software performance results, flow charts, databases, inventions, know-how, show-how and trade secrets, whether or not patentable or copyrightable; and

            11.1.5. All memoranda, analyses, compilations, studies, notes, records, drawings, manuals or other documents or materials, whether prepared by a Protected Party or by others, which contain or otherwise reflect any of the foregoing information.

      11.2. Confidentiality Obligations and Use. Each Member agrees to maintain and to cause each of its Affiliates to maintain, and agrees that the Company will also be obligated to maintain and to cause each of its Affiliates to maintain, in strict confidence, any Proprietary Information of a Protected Party, including any Proprietary Information disclosed to such Person, pursuant to this Agreement or any Ancillary Agreement or otherwise in connection with the Company, for a period of seven (7) years after such Member's or Affiliate's receipt of such Proprietary Information. Without limiting the generality of the foregoing, each Member, the Company and their respective Affiliates shall:

            11.2.1. Not disclose or permit any other Person access to the Proprietary Information of a Protected Party, except that disclosure and access shall be permitted to an employee, officer, director, agent, lawyer (including external counsel), representative, external or internal auditors, independent contractor or regulatory authority of a party or its Affiliates requiring access to the same
(i) in connection with the performance by Member, the Company or any of their respective Affiliates of any of their obligations under this Agreement or any Ancillary Agreement, or (ii) as otherwise permitted in this Article XI.

            11.2.2. With regard to the Company or any of its Affiliates, not use any Proprietary Information of a Protected Party for any purpose other than the performance of this Agreement, any Ancillary Agreement or as otherwise is necessary in carrying on the business contemplated by Section 2.3, and not permit any other Person to which it discloses any such Proprietary Information to use any such Proprietary Information other than for such a permitted purpose, subject to an appropriate confidentiality agreement.

            11.2.3. With regard to Member or any of its Affiliates, not use any Proprietary Information of any other Member or any of its Affiliates for any purpose other than the performance of this Agreement or any Ancillary Agreement.

            11.2.4. Any Member or any of their respective Affiliates may use any Proprietary Information of the Company for any lawful purpose, so long as not to the detriment of the Company, and provided that any disclosure of such Proprietary Information to any other Person shall be subject to an appropriate confidentiality agreement.

            11.2.5. Ensure that its employees, officers, directors, agents, representatives, external or internal auditors and independent contractors "Company Agents" are advised of the confidential nature of the Proprietary Information of the other parties, provided that in any event each Member, the Company and their respective Affiliates shall each be liable for any breach of this Article XI by their respective employees, officers, directors, agents, representatives, external or internal auditors and independent contractors, and provided, further, that any third party service provider shall execute an appropriate confidentiality agreement.

            11.2.6. Not alter or remove any identification, copyright or proprietary rights notice which indicates the ownership of any part of the Proprietary Information of the other parties.

            11.2.7. Upon obtaining any knowledge of any possession or use of the Proprietary Information of any other party by any Person not authorized to receive or use such Proprietary Information hereunder, notify such other party promptly and in writing of the circumstances known to it surrounding such possession or use.

      11.3. Return or Destruction of Proprietary Information. Unless otherwise provided in this Agreement or any Ancillary Agreement, each Member and its Affiliates shall return to the applicable other Member or its Affiliates or destroy, upon the earlier to occur of (x) the dissolution of the Company, or (y) request by the applicable Member of a return or destruction of its Proprietary Information, all or any requested portion of the Proprietary Information of any such other Member and its Affiliates disclosed to the Member or any of its Affiliates. The Company shall return to the applicable Member or its Affiliates or destroy upon dissolution of the Company, all or any requested portion of the Proprietary Information of such Member and its Affiliates disclosed to the Company or any Affiliate thereof (excluding any Proprietary Information the rights to which have been transferred or licensed by such Member or any of its Affiliates to the Company pursuant to any Ancillary Agreement, the Company's rights to which solely being as set forth in such Ancillary Agreements).

      11.4. Confidentiality of this Agreement and Ancillary Agreement. Except as expressly authorized in this Agreement or any Ancillary Agreement or as otherwise required by law or stock exchange requirement, each Member shall keep confidential and not disclose, and shall cause their respective Affiliates and directors, officers and employees of such Member and its Affiliates to (and shall instruct any of its other agents, advisors, consultants, other than counsel or auditors who are bound by an ethical obligation of confidentiality, and independent contractors to whom disclosure may be made in connection with the negotiation and performance of this Agreement or any Ancillary Agreement to) keep confidential and not disclose, and agrees that the Company shall keep confidential and not disclose, any of the terms and conditions of this Agreement or any Ancillary Agreement to any third party without the approval of the Board of Managers, provided that Members, the Company and their Affiliates may disclose the contents of any such agreement to (i) any potential transferee Member or additional Member or any potential acquiror of assets from the Company and (ii) investment or commercial bankers, and other financial institutions or lenders, and their counsel (all of whom shall be directed to receive and treat such information as the confidential information of such Member, the Company and/or their Affiliates, as applicable) in connection with performance of customary due diligence by such parties.

      11.5. Exclusions. Nothing in this Article XI shall restrict any party in any way with respect to, or require the return or destruction of, any Proprietary Information or information or data identical or similar to such Proprietary Information but which:

            11.5.1. The first party rightfully possessed (including information which any Member or any of their respective Affiliates receives or creates in its own capacity and not on behalf of or from the Company) before it received the information from the other party;

            11.5.2. Subsequently becomes publicly available through no fault of the first party;

            11.5.3. Is subsequently furnished rightfully to the first party by a third party (no Affiliate of any Member or the Company shall be considered to be a third party) not known to be under restrictions on use or disclosure;

            11.5.4. Is independently developed by an employee, agent or contractor of the first party;

            11.5.6. Is required to be disclosed by law, rules, regulation or court order to any internal or external auditor, compliance officer, governmental entity or other party, provided that the disclosing party notifies the other party of such law, rule, regulation or court order prior to disclosure and receives instructions (so long as provided in a timely manner) from the other party before any such data or information is furnished;

            11.5.7. Is disclosed in any proceeding to enforce a party's rights under this Agreement or any Ancillary Agreement provided that all reasonable measures to preserve the confidentiality of such information in any such proceeding are taken by such party; or

            11.5.8. Constitute "residuals" resulting from access to or work with such Proprietary Information. For the purpose of this Subparagraph, the term "residuals" shall mean information in non-tangible form which is retained in the unaided memories of natural persons who have had access to Proprietary Information, including ideas, concepts, know-how or techniques contained therein. No Person shall have any obligation to limit or restrict the assignment of such persons or to pay royalties for any use of residuals; provided, however, that this Subparagraph shall not be deemed to grant any party a license under another party's copyrights or patents.

      11.6. Remedy. In the event of any breach of this Article XI or any provision of any Ancillary Agreement incorporating the provisions of this Section by reference, the parties agree that the non-breaching party will suffer irreparable harm and the total amount of monetary damages for any injury to the non-breaching parties from any violation of this Section will be impossible to calculate and will therefore be an inadequate remedy. Accordingly, the parties agree that the non-breaching parties shall be entitled to temporary and permanent injunctive relief against the breaching party, its Affiliates, employees, officers, directors, agents, representatives or independent contractors, and the other rights and remedies to which the non-breaching parties may be entitled to at law, in equity and under this Agreement or any such Ancillary Agreement for any violation of this Section. Except as otherwise specifically provided herein, this Section shall survive the expiration or termination of this Agreement and the Ancillary Agreements and dissolution and liquidation of the Company.

                                   Article XII
                         GENERAL PROVISIONS; AMENDMENTS

      12.1. Assurances. Each Member shall execute all certificates and other documents and shall do all such filing, recording, publishing, and other acts as the Members deem appropriate to comply with the requirements of law for the formation and operation of the Company and to comply with any laws, rules, and regulations relating to the acquisition, operation, or holding of the property of the Company.

      12.2. Notifications. Any notice, demand, consent, election, offer, approval, request, or other communication (collectively a "notice") required or permitted under this Agreement must be in writing and either (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested, (c) sent by overnight carrier with a national reputation, or
(d) sent by facsimile transmission, error-free receipt confirmed, and followed within twenty-four (24) hours by delivery of the same notice pursuant to either of the immediately preceding clauses (b) or (c). A notice must be addressed to a Member at the Member's last known address or transmitted to the Member's last known facsimile number on the records of the Company. A notice to the Company must be addressed to the Company's principal office. A notice delivered personally will be deemed given only when acknowledged in writing by the person to whom it is delivered. A notice that is sent by mail will be deemed given three (3) business days after it is mailed. A notice sent by reputable overnight carrier will be deemed given on the date of delivery indicated on the carrier's delivery slip (no recipient signature required). A notice sent by facsimile transmission will be deemed given upon confirmation of error-free receipt, subject to follow-up delivery of the notice as provided in the preceding clause
(d). Any party may designate, by notice to all of the others, substitute addresses or addressees for notices; thereafter, notices are to be directed to those substitute addresses or addressees.

      12.3. Specific Performance. The parties recognize that irreparable injury will result from a breach of any provision of this Agreement and that money damages will be inadequate to remedy the injury fully. Accordingly, in the event of a breach or threatened breach of one or more of the provisions of this Agreement, any party who may be injured (in addition to any other remedies which may be available to that party) shall be entitled to one or more preliminary or permanent orders (a) restraining and enjoining any act that would constitute a breach, or (b) compelling the performance of any obligation that, if not performed, would constitute a breach.

      12.4. Complete Agreement. This Agreement constitutes the complete and exclusive statement of the agreement among the Members and the Company. It supersedes all prior written and oral statements, including any prior representation, statement, condition, or warranty, including, without limitation, the provisions of the Funding Agreement that deal with matters covered by this Agreement and the Contribution Agreement.

      12.5. Applicable Law. All questions concerning the construction, validity, and interpretation of this Agreement and the performance of the obligations imposed by this Agreement shall be governed by the internal law, not the law of conflicts, of the State of Nevada.

      12.6. Section Titles. The headings herein are inserted as a matter of convenience only and do not define, limit, or describe the scope of this Agreement or the intent of the provisions hereof.

      12.7. Binding Provisions. This Agreement is binding upon, and inures to the benefit of, the parties hereto and their respective heirs, executors, administrators, personal and legal representatives, successors, and permitted assigns.

      12.8. Jurisdiction and Venue. Any suit involving any dispute or matter arising under this Agreement may be brought in Federal and State courts located in Reno, Nevada. All Members hereby consent to the exercise of personal jurisdiction by any such Court with respect to any such proceeding.

      12.9. Terms. Common nouns and pronouns shall be deemed to refer to the masculine, feminine, neuter, singular, and plural, as the identity of the Person may in the context require.

      12.10. Separability of Provisions. Each provision of this Agreement shall be considered separable; and if, for any reason, any provision or provisions herein are determined to be invalid and contrary to any existing or future law, such invalidity shall not impair the operation of or affect those portions of this Agreement which are valid.

      12.11. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which, when taken together, constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

      12.12. Amendment. This Agreement may be amended only as follows:

            12.12.1 In cases where this Agreement expressly permits amendment without a vote of Members, by action of the Board of Managers;

            12.12.2 In the case of amendments entered into in connection with the issuance of Units to new Members who are not Affiliates of then existing Members, by approval by a Majority Vote of Class A Members and Class B Members, voting together as a single class, but only so long as either (x) as such amendment by its terms applies to all Members or (y) if such amendment materially adversely affects one class of Units and not another, it is approved by a holder of a majority of the Units of that Class; or

            12.12.3 In all other cases, approved by a Super Majority Vote of the Class A Members and Class B Members, voting together as a single class, provided that if such amendment would materially adversely affect Class C Units without affecting Class A Units and Class B Units in essentially the same fashion, such amendment shall also require the approval of holders of a majority of Class C Units.

      Under no circumstances may an amendment pursuant to the foregoing impose personal liability for any Company obligation upon a Member without such Member's consent.

      12.13. Consents. Unless otherwise explicitly provided for herein, any and all consents, agreements or approvals provided for or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

      12.14. Legends. If certificates for any Unit or Units are issued that evidence a Member's Interest, each such certificate shall bear such legends as may be required by applicable federal and state laws, or as may be deemed necessary or appropriate by the Members to reflect restrictions upon transfer contemplated herein.

                     (remainder of page intentionally blank)

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INITIAL CLASS A MEMBER:                    INITIAL CLASS B MEMBER:

ARL, INC.                                  ELDORADO RESORTS, LLC

By  /s/ Richard Soltys                 By   /s/ Donald L. Carano
   ---------------------------------       ----------------------------------
        Richard Soltys                          Donald L. Carano
Its                                    Its      President
   ---------------------------------       ----------------------------------

INITIAL CLASS C MEMBERS:

/s/ Rob Mouchou
- -------------------------------------
Rob Mouchou

/s/ Bruce Sexton
- -------------------------------------
Bruce Sexton

/s/ Bruce MacKay
- -------------------------------------
Bruce MacKay

/s/ George Kisler
- -------------------------------------
George Kisler

/s/Bob Jones
- -------------------------------------
Bob Jones

/s/ Rick Murdock
- -------------------------------------
Rick Murdock

/s/ Mike Whitemaine
- -------------------------------------
Mike Whitemaine

/s/ John Frankovich
- -------------------------------------
John Frankovich

/s/ Rhonda Carano
- -------------------------------------
Rhonda Carano

/s/ Gary Carano
- -------------------------------------
Gary Carano

/s/ Glen Carano
- -------------------------------------
Glen Carano

/s/ Gene Carano
- -------------------------------------
Gene Carano

                CONSENT OF SPOUSE OF DESIGNATED CLASS C MEMBERS:

      I have read the foregoing Agreement, including without limitation, the provisions of Article VII, which subject Units my spouse has acquired in the Company to transfer restrictions, to rights of first refusal and to repurchase rights upon the occurrence of certain events. I hereby agree and consent to the provisions of the Agreement and hereby agree that any community property or interest I may have in Units are subject to the Agreement, including without limitation the provisions of Article VII.


                                       Signed:
                                              -------------------------------

                                       Name (print):
                                                    -------------------------

                                     ANNEX I

                                   DEFINITIONS

      "Act" means the Nevada Limited Liability Company Act, as amended from time to time.

      "Adjusted Capital Account Deficit" means, with respect to any Member, the deficit balance, if any, in the Member's Capital Account as of the end of the relevant taxable year, after giving effect to the following adjustments:

      (i) The Capital Account shall be credited with the amounts which the Member is deemed obligated to restore pursuant to Regulation Sections 1.704-2(g)(1) and (i)(5) (i.e., the Member's share of Minimum Gain and Member Minimum Gain); and

      (ii) The Capital Account shall be debited with the items described in Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

      "Affiliate" means, with respect to any Member, any Person: (i) which owns more than 50% of the voting interests in the Member; or (ii) in which the Member owns more than 50% of the voting interests; or (iii) in which more than 50% of the voting interests are owned by a Person who has a relationship with the Member described in clause (i) or (ii) above.

      "Agreement" means this LLC Agreement, as amended from time to time.

      "Ancillary Agreements" mean all agreements, excluding this Agreement, which are contemplated by this Agreement, including, but not limited to the Contribution Agreement.

      "ARL" has the meaning set forth in Section 3.3

      "Board of Managers" has the meaning specified in Section 5.1 of this Agreement.

      "Capital Account" means the account to be maintained by the Company for each Member in accordance with the following provisions:

      (i) An Member's Capital Account shall be credited with the Member's Capital Contributions, the amount of any Company liabilities assumed by the Member (other than liabilities secured by Company property distributed to the Member), the Member's allocable share of Profit and any item in the nature of income or gain specially allocated to the Member pursuant to the provisions of
Article IV (other than Section 4.2.2); and

      (ii) An Member's Capital Account shall be debited with the amount of money and the fair market value of any Company property distributed to the Member (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under Section 752 of the Code), the amount of the Member's individual liabilities that are assumed by the Company (other than liabilities that reduce the amount of any Capital Contribution made by such Member), the Member's allocable share of Loss, and any item in the nature of expenses or losses specially allocated to the Member pursuant to the provisions of Article IV (other than Section 4.2.2).

      If any Unit is transferred pursuant to the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent the Capital Account is attributable to the transferred Unit. If the book value of Company property is adjusted as provided herein pursuant to Section 4.3.2, the Capital Account of each Member shall be adjusted to reflect the aggregate adjustment in the same manner as if the Company had recognized gain or loss equal to the amount of such aggregate adjustment. It is intended that the Capital Accounts of all Members shall be maintained in compliance with the provisions of Regulation Section 1.704-1(b), and all provisions of this Agreement relating to the maintenance of Capital Accounts shall be interpreted and applied in a manner consistent with that Regulation.

      "Capital Contribution" means the total amount of cash and the fair market value of any other assets contributed (or deemed contributed under Regulation
Section 1.704-1(b)(2)(iv)(d)) to the Company by a Member, net of liabilities assumed by the Company or to which the assets are subject.

      "Class A Designees" means Managers designated by the Class A Members.

      "Class B Designees" means Managers designated by the Class B Members.

      "Class A Member" means any Member holding Class A Units, but only in his capacity as Member in respect of Class A Units.

      "Class A Unit" means a unit of Interest in the Company designated as a Class A Unit with all the rights and obligations associated with such interest as set out in the Agreement.

      "Class B Member" means any Member holding Class B Units, but only in his capacity as Member in respect of Class B Units.

      "Class B Unit" means a unit of Interest in the Company designated as a Class B Unit with all the rights and obligations associated with such interest as set out in the Agreement.

      "Class C Member" means any Member holding Class C Units, but only in his capacity as Member in respect of Class C Units.

      "Class C Unit" means a unit of Interest in the Company designated as a Class C Unit with all the rights and obligations associated with such interest as set out in the Agreement.

      "Code" means the Internal Revenue Code of 1986, as amended, or any corresponding provision of any succeeding law.

      "Company" means the limited liability company the subject of this Agreement.

      "Company Agents" means employees, officers, directors, agents, representatives, external or internal auditors and independent contractors of the Company.

      "Competing Business" has the meaning set forth in Section 5.1.7.

      "Contribution Agreement" has the meaning set forth in Section 3.3.

      "Covered Person" has the meaning set forth in Section 6.3.1.

      "Defaulting Member" has the meaning set forth in Section 7.8.

      "Designated Class C Members" includes the individuals listed pursuant to
Section 3.5.

      "Distributable Cash" means all cash funds derived from operations of the Company (including interest received on reserves), without reduction for any noncash charges, but less cash funds used to pay current operating expenses and to pay or establish reasonable reserves for future expenses, debt payments, capital improvements, and replacements as determined by the Board of Managers.

      "Effective Date" shall mean the date first set forth above.

      "Eldorado" means Eldorado Resorts, LLC.

      "Funding Agreement" means the Agreement of January 14, 2000 by and among ARL and Eldorado Resorts, LLC.

      "Interest" means the ownership interest of a Member in the Company. Such interest includes (i) the right of a Member to receive distributions, allocations of profits and losses, and distributions of liquidation proceeds under the Agreement and (ii) all management rights, voting rights or rights of consent that may be provided in respect of such Interest under this Agreement. In accordance with the terms of this Agreement, Interests shall be in the form of Units.

      "Involuntary Transfer" has the meaning set forth in Section 7.4.

      "Involuntary Withdrawal" of a Member shall mean the death, resignation, expulsion or bankruptcy of such Member and any other event which terminates the continued membership of such Member in the Company pursuant to the Act.

      "Loan" means the loan pursuant to the Funding Agreement.

      "Majority Vote of the Members" means with respect to action to be taken by the Class A Members and Class B Members, acting together as a class, the affirmative vote or consent of the Class A Members and Class B Members holding a majority of the Class A Units and Class B Units, taken together as a class, then outstanding. With respect to the designation, removal and replacement of Managers, a "Majority Vote" of the Class A Members or Class B Members, as the case may be, shall be the affirmative vote or consent of that class of Members holding a Majority of the Units of that class then outstanding.

      "Manager" means at any time the individuals designated and elected in accordance with Section 5.1 of this Agreement to serve on the Board of Managers.

      "Maximum Investment" has the meaning set forth in Section 3.6 of this Agreement.

      "Member" means each Person, except the Company, signing this Agreement and any Person who subsequently is admitted as a member of the Company.

      "Member Minimum Gain" has the meaning and shall be determined as set forth in Regulation Section 1.704-2(i) for "partner nonrecourse debt minimum gain".

      "Member Nonrecourse Deductions" has the meaning and shall be determined as set forth in Regulation Section 1.704-2(i) for "partner nonrecourse deductions".

      "Minimum Gain" has the meaning and shall be determined as set forth in Regulation Sections 1.704-2(b)(2) and 1.704-2(d) for "partnership minimum gain".

      "Minimum Monthly Purchase" has the meaning set forth in Section 3.6 of this Agreement.

      "Monthly Purchase Date" has the meaning set forth in Section 3.6 of this Agreement.

      "Monthly Purchase Option" has the meaning set forth in Section 3.6 of this Agreement.

      "Negative Capital Account" means a Capital Account with a balance of less than zero.

      "Nonrecourse Deductions" has the meaning set forth in Regulation Section 1.704-2(b)(1).

      "Nonrecourse Liability" has the meaning set forth in Regulation Sections 1.704-2(b)(3) and 1.752-1(a)(2).

      "Offer" has the meaning set forth in Section 7.3.

      "Offered Units" has the meaning set forth in Section 7.3.

      "Officers" has the meaning set forth in Section 5.3.

      "Person" means and includes an individual, corporation, partnership, association, limited liability company, trust, estate, or other entity.

      "Positive Capital Account" means a Capital Account with a balance of zero or greater.

      "Profit" and "Loss" means, for each taxable year of the Company (or other period for which Profit or Loss must be computed), the Company's taxable income or loss determined in accordance with Section 703(a) of the Code, with the following adjustments:

      (i) All items of income, gain, loss, deduction, or credit required to be stated separately pursuant to Section 703(a)(1) of the Code shall be included; and

      (ii) Any tax-exempt income of the Company, not otherwise taken into account in computing Profit or Loss, shall be included;

      (iii) Any expenditures of the Company described in Section 705(a)(2)(B) of the Code (or treated as such pursuant to Regulation Section 1.704-1(b)(2)(iv)) and not otherwise taken into account in computing Profit or Loss, shall be subtracted;

      (iv) Gain or loss resulting from any taxable disposition of Company property shall be computed by reference to the adjusted book value of the property disposed of, notwithstanding the fact that the adjusted book value differs from the adjusted basis of the property for federal income tax purposes;

      (v) In lieu of the depreciation, amortization, or cost recovery deductions allowable in computing taxable income or loss, there shall be taken into account the depreciation or amortization computed for book purposes;

      (vi) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 4.2 hereof shall not be taken into account.

      "Proprietary Information" has the meaning set forth in Section 11.1. of this Agreement.

      "Protected Party" has the meaning set forth in Section 11.1.2. of this Agreement.

      "Protected Property" has the meaning set forth in Section 11.1.2. of this Agreement.

      "Regulation" or "Regulations" means the income tax regulations, including any temporary regulations, from time to time promulgated under the Code.

      "Regulatory Allocations" has the meaning set forth at Section 4.2.5. of this Agreement.

      "Super Majority Vote of the Class A and Class B Members" means with respect to action to be taken by the Class A Members and Class B Members, the affirmative vote or consent of the Class A Members and Class B Members holding at least 80% of the Class A Units and Class B Units, taken together as a class, then outstanding.

      "Tax Matters Member" has the meaning set forth in Section 8.5.

      "Transfer" means, when used as a noun, any voluntary or involuntary sale, hypothecation, pledge, assignment, attachment, or other transfer, and, when used as a verb, means voluntarily or involuntarily to sell, hypothecate, pledge, assign, or otherwise transfer.

      "Transferring Member" has the meaning set forth in Section 7.3.

      "Transferring Person" has the meaning set forth in Section 7.4.

      "Unit" means a Class A Unit, Class B Unit, or Class C Unit and otherwise has the meaning specified in Section 3.1.

                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                      ARL, INC., ELDORADO RESORTS, LLC AND
                            CERTAIN NAMED INDIVIDUALS

                                    EXHIBIT A

                                     MEMBERS

Members; Mailing         Initial Capital           Class A       Class B       Class C
Address, Tax I.D. No.    Contribution                Units         Units        Units
- ---------------------    ------------                -----         -----        -----
ARL, Inc.                Assets pursuant to        13,000,000
                         Contribution              ----------
                         Agreement, with a fair
                         market value of
                         $4,875,000

Eldorado Resorts, LLC    $200,000 in cash                        533,333.3
                                                                 ---------

Rob Mouchou              $15,000 in cash                                        40,000
                                                                                ------

Bruce Sexton             $15,000 in cash                                        40,000
                                                                                ------

Bruce MacKay             $15,000 in cash                                        40,000
                                                                                ------

George Kisler            $ 5,000 in cash                                       13,333.3
                                                                               --------

Bob Jones                $50,000 in cash                                      133,333.3
                                                                              ---------

Rick Murdock             $15,000 in cash                                        40,000
                                                                                ------

Mike Whitemaine          $15,300 in cash                                        40,800
                                                                                ------

John Frankovich          $10,000 in cash                                       26,666.6
                                                                               --------

Rhonda Carano            $15,000 in cash                                        40,000
                                                                                ------

Gary Carano              $15,000 in cash                                        40,000
                                                                                ------

Glen Carano              $15,000 in cash                                        40,000
                                                                                ------

Gene Carano              $15,000 in cash                                        40,000
                                                                                ------

                                  AMENDMENT OF
                       LIMITED LIABILITY COMPANY AGREEMENT
                        FOR MINDPLAY LLC ENTERED INTO BY
                      ARL, INC., ELDORADO RESORTS, LLC AND
                            CERTAIN NAMED INDIVIDUALS

                                     MEMBERS

     The undersigned, being a majority of the Members of MindPlay LLC (the "Company") hereby consent to, accept and adopt this Amendment to the MindPlay LLC Limited Liability Company Agreement ("Agreement") without waiving any other rights associated with the Agreement. Unless otherwise indicated herein, all terms beginning with an initial capital shall have the same meaning as set forth in the Agreement.

     The Members agree as follows:

     1. The Members waive the rights of first refusal and bans on transfer provisions of SECTION 7.3 of the Agreement with respect to the transaction by and between Eldorado, Richard P. Banis and Carolyn J. Banis, Co-trustees of the Banis Living Trust, dated August 27, 1990 (the "Transferees"), pursuant to which Eldorado sold to the Transferees 266,666 of its Class B Units in consideration for $100,000 in cash. The Class B Units sold to the Transferees are hereby re-designated as Class C Units, without increasing the number of authorized Class C Units or decreasing the number of authorized Class B Units, and the Transferees have all of the rights associated with a Member holding Class C Units.

     2. The Members waive the rights of first refusal and bans on transfer provisions of SECTION 7.3 of the Agreement for a transaction contemplated by and between ARL, Inc. ("ARL") and a potential new investor (the "Investor") pursuant to which ARL would sell to the Investor up to 650,000 Class A Units. The Class A Units sold to the Investor may, at ARL's discretion, be re-designated as Class C Units, without increasing the number of authorized Class C Units or decreasing the number of authorized Class A Units; if redesignated, the Investor will have all of the rights associated with a Member holding Class C Units. The transfer authorized under this sub-paragraph shall be subject to the condition that the Investor, in the good faith belief of ARL, is suitable for licensing under the Nevada Gaming Regulations. Any such transfers shall be subject to approval by the Nevada Gaming authorities if and when any such approval or licensing is required for the Members of the Company.

     3. The Members waive their preemptive rights pursuant to SECTION 3.8 of the Agreement for the transaction by and between the Company and Greg Carano pursuant to which the Company sells to Greg Carano 133,333 Class C Units in consideration for Greg Carano's capital contribution of $50,000 in cash.

     4. Eldorado and the Class C Members (together, the "Option Members") acknowledge that the Option granted to the Option Members by the Company pursuant to SECTION 3.6 of the Agreement has been fully exercised, and as a result, the Option Members no longer have the right to exercise such Option.

     5. Below is a complete list of the current Members, the Class of Units held, number of Units held, and the capital contribution by each Member:

                                                                          CLASS A       CLASS B     CLASS C
MEMBERS                              INITIAL CAPITAL CONTRIBUTION          UNITS         UNITS       UNITS
- -------                              ----------------------------         -------       -------     -------
ARL, Inc.                            Assets pursuant to Contribution     13,000,000
                                     Agreement, with a fair market       ----------
                                     value of $4,875,000

Eldorado Resorts, LLC                $1,425,000 in cash                                3,800,000
                                                                                       ---------

Rob Mouchou                          $100,000 in cash                                               266,666
                                                                                                    -------

Bruce Sexton                         $100,000 in cash                                               266,666
                                                                                                    -------

Bruce MacKay                         $100,000 in cash                                               266,666
                                                                                                    -------

George Kisler                        $ 15,000 in cash                                                40,000
                                                                                                    -------

Bob Jones                            $100,000 in cash                                               266,666
                                                                                                    -------

Rick Murdock                         $100,000 in cash                                               266,666
                                                                                                    -------

Mike Whitemaine                      $100,000 in cash                                               266,666
                                                                                                    -------

John Frankovich                      $50,000 in cash                                                133,333
                                                                                                    -------

Rhonda Carano                        $100,000 in cash                                               266,666
                                                                                                    -------

Gary Carano                          $100,000 in cash                                               266,666
                                                                                                    -------

Glen Carano                          $100,000 in cash                                               266,666
                                                                                                    -------

Gene Carano                          $100,000 in cash                                               266,666
                                                                                                    -------

Greg Carano                          $50,000 in cash                                                133,333
                                                                                                    -------

Richard P. Banis and                 $100,000 in cash                                               266,666
Carolyn J. Banis, as                                                                                -------
Co-trustees of the
Banis Living Trust
dated August 27, 1990.

     6. This Amendment shall be effective upon execution of this Amendment by Members sufficient to amend the Agreement.

IN WITNESS WHEREOF, a majority of the parties hereto have executed this Amendment to of the MindPlay LLC Agreement as of February , 2001.

                               Living Trust dated
August 27, 1990.

     6. This Amendments hall be effective upon execution of this Amendment by Members sufficient to amend the Agreement.

IN WITNESS WHEREOF, a majority of the parties hereto have executed this Amendment to of the MindPlay LLC Agreement as of February ____, 2001.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

INITIAL CLASS A MEMBER:                       INITIAL CLASS B MEMBER:

ARL, INC.                                     ELDORADO RESORTS, LLC

By /s/ Richard Soltys                         By  /s/ Donald L. Carano
       Richard Soltys                                 Donald L. Carano
Its                                           Its     President

INITIAL CLASS C. MEMBERS:

/s/ Rob Mouchou
- --------------------------------------
Rob Mouchou

/s/ Bruce Sexton
- --------------------------------------
Bruce Sexton

/s/ Bruce MacKay
- --------------------------------------
Bruce MacKay

/s/ George Kisler
- --------------------------------------
George Kisler

/s/ Bob Jones
- --------------------------------------
Bob Jones

/s/ Rick Murdock
- --------------------------------------
Rick Murdock

/s/ Mike Whitemaine
- --------------------------------------
Mike Whitemaine

/s/ John Frankovich
- --------------------------------------
John Frankovich

/s/ Rhonda Carano
- --------------------------------------
Rhonda Carano

/s/ Gary Carano
- --------------------------------------
Gary Carano

/s/ Glen Carano
- --------------------------------------
Glen Carano

/s/ Gene Carano
- --------------------------------------
Gene Carano